                                                                   Exhibit 99
                                                                   ----------


                            Ary, Earman and Roepcke
                          Certified Public Accountants

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



To the Plan Administrator of The Limited,
Inc. Savings and Retirement Plan:


    We have audited the accompanying statements of net assets available for benefits of The Limited, Inc. Savings and Retirement Plan (the "Plan") as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                  /s/ Ary, Earman and Roepcke

Columbus, Ohio,
March 24, 1998.



               2929 Kenny Road, Suite 280, Columbus, Ohio 43221
                       (614) 459-3868 FAX (614) 459-0219

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                 ---------------------------------------------

                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                ----------------------------------------------

                               DECEMBER 31, 1997
                               -----------------

                                                           Limited         Fixed         Index-500    U.S. Growth   Wellington
ASSETS                                         TOTAL      Stock Fund     Income Fund       Fund          Fund          Fund
------                                        -------     -----------    -----------    -----------   -----------   -----------
Investments, at Fair Value:
 Determined by Quoted Market Price:
  Common Stock:
   The Limited, Inc.
    (Cost $30,208,630)                     $ 68,513,782   $68,513,782    $    -         $    -        $    -        $    -
   Intimate Brands, Inc.
    (Cost $2,541,834)                         3,027,342        -              -              -             -             -
  Shares of Registered Investment
   Company:
    Vanguard Investment Contract
     Trust (Cost $88,164,291)                88,164,291        -          88,164,291         -             -             -
    Vanguard Index Trust - 500
     Portfolio (Cost $49,301,042)            75,764,074        -              -          75,764,074        -             -
    Vanguard U.S. Growth Portfolio
     (Cost $46,374,763)                      62,996,962        -              -              -         62,996,962        -
    Vanguard Wellington Fund
     (Cost $17,415,133)                      19,115,007        -              -              -             -         19,115,007
 Temporary Investments (Cost
  Approximates Fair Value)                          308           241         -              -             -             -
                                           ------------   -----------    -----------    -----------   -----------   -----------
  Total Investments                         317,581,766    68,514,023     88,164,291     75,764,074    62,996,962    19,115,007

Contribution Receivable from Employers       22,644,974     1,372,671     10,275,136      4,632,422     3,993,277     1,928,218
Receivable from Employers for Withheld
 Participants' Contributions                  1,395,711        91,947        391,319        391,168       333,773       156,157
Due from Brokers                              1,655,464     1,543,543         -              -             -             -
Interfund Transfers                              -            858,585        (35,679)         3,698        (2,722)     (828,447)
Cash                                            417,865        -             368,110         49,755        -             -
Accrued Interest and Dividends                    4,297           693          1,410          1,086           769           166
Other                                             2,470        -               2,470         -             -             -
                                           ------------   -----------    -----------    -----------   -----------   -----------
  Total Assets                              343,702,547    72,381,462     99,167,057     80,842,203    67,322,059    20,371,101
                                           ------------   -----------    -----------    -----------   -----------   -----------
LIABILITIES
-----------

Cash Overdraft                                  418,897        -              -              -             36,843       382,054
Administrative Fees Payable                     218,952        85,121         -              -            127,701         5,551
                                           ------------   -----------    -----------    -----------   -----------   -----------
  Total Liabilities                             637,849        85,121         -              -            164,544       387,605
                                           ------------   -----------    -----------    -----------   -----------   -----------
NET ASSETS AVAILABLE FOR BENEFITS          $343,064,698   $72,296,341    $99,167,057    $80,842,203   $67,157,515   $19,983,496
                                           ============   ===========    ===========    ===========   ===========   ===========
                                                 Intimate
                                                  Brands
ASSETS                                          Stock Fund
------                                          -----------
Investments, at Fair Value:
 Determined by Quoted Market Price:
  Common Stock:
   The Limited, Inc.
    (Cost $30,208,630)                          $    -
   Intimate Brands, Inc.
    (Cost $2,541,834)                             3,027,342
  Shares of Registered Investment
   Company:
    Vanguard Investment Contract
     Trust (Cost $88,164,291)                        -
    Vanguard Index Trust - 500
     Portfolio (Cost $49,301,042)                    -
    Vanguard U.S. Growth Portfolio
     (Cost $46,374,763)                              -
    Vanguard Wellington Fund
     (Cost $17,415,133)                              -
 Temporary Investments (Cost
  Approximates Fair Value)                               67
                                                -----------
  Total Investments                               3,027,409

Contribution Receivable from Employers              443,250
Receivable from Employers for Withheld
 Participants' Contributions                         31,347
Due from Brokers                                    111,921
Interfund Transfers                                   4,565
Cash                                                 -
Accrued Interest and Dividends                          173
Other                                                -
                                                -----------
  Total Assets                                    3,618,665
                                                -----------

LIABILITIES
-----------

Cash Overdraft                                       -
Administrative Fees Payable                             579
                                                -----------
  Total Liabilities                                     579
                                                -----------
NET ASSETS AVAILABLE FOR BENEFITS               $ 3,618,086
                                                ===========

   The accompanying notes are an integral part of this financial statement.

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                 ---------------------------------------------

                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                ----------------------------------------------

                               DECEMBER 31, 1996
                               -----------------


                                                           Limited         Fixed         Index-500     U.S. Growth   Wellington
ASSETS                                        TOTAL        Stock Fund    Income Fund       Fund            Fund        Fund
------                                     ------------   ------------   -----------    -----------    -----------   -----------
Investments, at Fair Value:
 Determined by Quoted Market Price:
  Common Stock:
   The Limited, Inc.
    (Cost $34,108,707)                     $ 60,824,705   $60,824,705    $    -         $    -         $    -        $    -
   Intimate Brands, Inc.
    (Cost $1,037,101)                           976,468        -              -              -              -             -
  Shares of Registered Investment
   Company:
    Vanguard Investment Contract
     Trust (Cost $82,389,513)                82,389,513        -          82,389,513         -              -             -
    Vanguard Index Trust - 500
     Portfolio (Cost $38,949,927)            53,136,984        -              -          53,136,984         -             -
    Vanguard U.S. Growth Portfolio
     (Cost $36,722,202)                      46,268,660        -              -              -          46,268,660        -
    Vanguard Wellington Fund
     (Cost $9,986,245)                       10,453,023        -              -              -              -         10,453,023
 Temporary Investments (Cost
  Approximates Fair Value)                       30,946           873         18,039          5,684          3,824           329
                                           ------------   -----------    -----------    -----------    -----------   -----------
   Total Investments                        254,080,299    60,825,578     82,407,552     53,142,668     46,272,484    10,453,352

Contribution Receivable from Employers       20,704,066     2,147,770      7,190,373      5,136,265      4,396,598     1,667,242
Receivable from Employers for Withheld
 Participants' Contributions                  1,183,352       118,433        391,432        298,971        255,519       108,647
Due from Brokers                                311,530       311,530         -              -              -             -
Interfund Transfers                              -              4,686        (12,473)        12,645         (4,213)       (2,507)
Accrued Interest and Dividends                    4,553         1,089          1,772            847            682           131
                                           ------------   -----------    -----------    -----------    -----------   -----------
   Total Assets                             276,283,800    63,409,086     89,978,656     58,591,396     50,921,070    12,226,865
                                           ------------   -----------    -----------    -----------    -----------   -----------
LIABILITIES
-----------

Due to Brokers                                  122,686        -              -              -              -             -
Administrative Fees Payable                     278,885       114,176         29,286         15,828        109,033        10,562
                                           ------------   -----------    -----------    -----------    -----------   -----------
   Total Liabilities                            401,571       114,176         29,286         15,828        109,033        10,562
                                           ------------   -----------    -----------    -----------    -----------   -----------

NET ASSETS AVAILABLE FOR BENEFITS          $275,882,229   $63,294,910    $89,949,370    $58,575,568    $50,812,037   $12,216,303
                                           ============   ===========    ===========    ===========    ===========   ===========
                                                   Intimate
                                                    Brands
ASSETS                                            Stock Fund
------                                           -----------
Investments, at Fair Value:
 Determined by Quoted Market Price:
  Common Stock:
   The Limited, Inc.
    (Cost $34,108,707)                           $    -
   Intimate Brands, Inc.
    (Cost $1,037,101)                                976,468
  Shares of Registered Investment
   Company:
    Vanguard Investment Contract
     Trust (Cost $82,389,513)                         -
    Vanguard Index Trust - 500
     Portfolio (Cost $38,949,927)                     -
    Vanguard U.S. Growth Portfolio
     (Cost $36,722,202)                               -
    Vanguard Wellington Fund
     (Cost $9,986,245)                                -
 Temporary Investments (Cost
  Approximates Fair Value)                             2,197
                                                 -----------
   Total Investments                                 978,665

Contribution Receivable from Employers               165,818
Receivable from Employers for Withheld
 Participants' Contributions                          10,350
Due from Brokers                                      -
Interfund Transfers                                    1,862
Accrued Interest and Dividends                            32
                                                 -----------
   Total Assets                                    1,156,727
                                                 -----------
LIABILITIES
-----------

Due to Brokers                                       122,686
Administrative Fees Payable                           -
                                                 -----------
   Total Liabilities                                 122,686
                                                 -----------
NET ASSETS AVAILABLE FOR BENEFITS                $ 1,034,041
                                                 ===========

   The accompanying notes are an integral part of this financial statement.

                THE LIMITED, INC.  SAVINGS AND RETIREMENT PLAN
                ----------------------------------------------

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
           ---------------------------------------------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     ------------------------------------

                                                        Limited         Fixed        Index-500      U.S. Growth   Wellington
                                            Total      Stock Fund     Income Fund      Fund            Fund          Fund
                                        ------------   -----------    -----------    -----------    -----------   ------------
Investment Income:
 Increase in Net Unrealized
  Appreciation                          $ 32,720,107   $11,589,154    $    -         $12,275,975    $ 7,075,741   $ 1,233,096
 Realized Gain on Sale of Securities      17,867,974     8,862,376         -           5,135,799      3,381,580       398,590
 Interest                                  5,334,197        10,449      5,286,565         18,262         14,531         2,544
 Dividends                                 1,474,398     1,422,393         -              -              -             -
 Mutual Funds' Earnings                    5,548,382        -              -           1,569,334      2,443,033     1,536,015
                                        ------------   -----------    -----------    -----------    -----------   -----------
  Total Investment Income                 62,945,058    21,884,372      5,286,565     18,999,370     12,914,885     3,170,245
                                        ------------   -----------    -----------    -----------    -----------   -----------
Contributions:
 Employers                                32,697,039     1,963,696     15,507,190      6,371,651      5,370,568     2,879,631
 Participants                             18,024,880     1,322,245      5,226,156      4,897,686      4,290,800     1,963,375
                                        ------------   -----------    -----------    -----------    -----------   -----------
  Total Contributions                     50,721,919     3,285,941     20,733,346     11,269,337      9,661,368     4,843,006
                                        ------------   -----------    -----------    -----------    -----------   -----------
Interfund Transfers                           -         (6,914,328)    (1,840,989)     3,344,531      2,288,479     1,827,162
                                        ------------   -----------    -----------    -----------    -----------   -----------
Administrative Expense                      (892,874)     (204,971)      (261,763)      (203,185)      (174,289)      (42,505)
                                        ------------   -----------    -----------    -----------    -----------   -----------
Benefits to Participants                 (45,591,634)   (9,049,583)   (14,699,472)   (11,143,418)    (8,344,965)   (2,030,715)
                                        ------------   -----------    -----------    -----------    -----------   -----------
Increase in Net Assets Available
 for Benefits                             67,182,469     9,001,431      9,217,687     22,266,635     16,345,478     7,767,193

Beginning Net Assets Available
 for Benefits                            275,882,229    63,294,910     89,949,370     58,575,568     50,812,037    12,216,303
                                        ------------   -----------    -----------    -----------    -----------   -----------
Ending Net Assets Available
 for Benefits                           $343,064,698   $72,296,341    $99,167,057    $80,842,203    $67,157,515   $19,983,496
                                        ============   ===========    ===========    ===========    ===========   ===========

                                             Intimate
                                              Brands
                                            Stock Fund
                                            ------------
Investment Income:
 Increase in Net Unrealized
  Appreciation                              $   546,141
 Realized Gain on Sale of Securities             89,629
 Interest                                         1,846
 Dividends                                       52,005
 Mutual Funds' Earnings                          -
                                            -----------
  Total Investment Income                       689,621
                                            -----------
Contributions:
 Employers                                      604,303
 Participants                                   324,618
                                            -----------
  Total Contributions                           928,921
                                            -----------
Interfund Transfers                           1,295,145
                                            -----------
Administrative Expense                          (6,161)
                                            -----------
Benefits to Participants                      (323,481)
                                            -----------
Increase in Net Assets Available
 for Benefits                                 2,584,045

Beginning Net Assets Available
 for Benefits                                 1,034,041
                                            -----------

Ending Net Assets Available
 for Benefits                               $ 3,618,086
                                            ===========

    The accompanying notes are an integral part of this financial statement.

                THE LIMITED, INC.  SAVINGS AND RETIREMENT PLAN
                ----------------------------------------------

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
           ---------------------------------------------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                     ------------------------------------

                                                            Limited        Fixed       Index-500    U.S. Growth   Wellington
                                               Total      Stock Fund    Income Fund      Fund          Fund          Fund
                                            ------------  ----------    -----------   -----------   -----------   -----------
Investment Income:
 Increase (Decrease) in Net
  Unrealized Appreciation                   $  2,868,839  $(6,465,140)  $    -        $ 5,621,065   $ 3,428,551   $   344,996
 Realized Gain (Loss) on Sale
  of Securities                               17,166,139   12,343,083        -          2,732,990     2,001,323        90,165
 Interest                                      4,977,925       17,980     4,888,501         6,109         4,933        60,295
 Dividends                                     1,400,891    1,395,032        -             -             -             -
 Mutual Funds' Earnings                        5,229,593       -             -          1,139,142     3,420,290       670,161
                                            ------------  -----------   -----------     ---------     ---------   -----------
  Total Investment Income (Loss)              31,643,387    7,290,955     4,888,501     9,499,306     8,855,097     1,165,617
                                            ------------  -----------   -----------   -----------   -----------   -----------
Contributions:
 Employers                                    30,145,525    3,087,453    10,664,673     7,443,415     6,287,166     2,489,055
 Participants                                 16,172,183    1,802,993     5,382,468     4,063,595     3,449,162     1,412,169
                                            ------------  -----------   -----------   -----------   -----------   -----------
  Total Contributions                         46,317,708    4,890,446    16,047,141    11,507,010     9,736,328     3,901,224
                                            ------------  -----------   -----------   -----------   -----------   -----------
Interfund Transfers                               -       (13,040,074)   (3,485,681)    5,016,481     6,476,961     4,164,295
                                            ------------  -----------   -----------   -----------   -----------   -----------
Transfer of Participants' Account
 Balances to Former Affiliate's Plan         (10,235,572)  (2,073,801)   (2,722,848)   (3,193,351)   (2,040,825)     (204,747)
                                            ------------  -----------   -----------   -----------   -----------   -----------
Administrative Expense                          (935,202)    (258,452)     (320,918)     (125,949)     (207,292)      (22,591)
                                            ------------  -----------   -----------   -----------   -----------   -----------
Benefits to Participants                     (29,417,363)  (6,076,610)  (12,983,786)   (5,442,433)   (4,315,844)     (585,243)
                                            ------------  -----------   -----------   -----------   -----------   -----------
Increase (Decrease) in Net Assets
 Available for Benefits                       37,372,958   (9,267,536)    1,422,409    17,261,064    18,504,425     8,418,555

Beginning Net Assets Available for
 Benefits                                    238,509,271   72,562,446    88,526,961    41,314,504    32,307,612     3,797,748
                                            ------------  -----------   -----------   -----------   -----------   -----------
Ending Net Assets Available for Benefits    $275,882,229  $63,294,910   $89,949,370   $58,575,568   $50,812,037   $12,216,303
                                            ============  ===========   ===========   ===========   ===========   ===========
                                            Intimate
                                             Brands
                                            Stock Fund
                                           ------------
Investment Income:
 Increase (Decrease) in Net
  Unrealized Appreciation                   $   (60,633)
 Realized Gain (Loss) on Sale
  of Securities                                  (1,422)
 Interest                                           107
 Dividends                                        5,859
 Mutual Funds' Earnings                          -
                                            -----------
  Total Investment Income (Loss)                (56,089)
                                            -----------
Contributions:
 Employers                                      173,763
 Participants                                    61,796
                                            -----------
  Total Contributions                           235,559
                                            -----------
Interfund Transfers                             868,018
                                            -----------
Transfer of Participants' Account
 Balances to Former Affiliate's Plan             -
                                            -----------
Administrative Expense                           -
                                            -----------
Benefits to Participants                        (13,447)
                                            -----------
Increase (Decrease) in Net Assets
 Available for Benefits                       1,034,041

Beginning Net Assets Available for
 Benefits                                        -
                                            -----------
Ending Net Assets Available for Benefits    $ 1,034,041
                                            ===========

   The accompanying notes are an integral part of this financial statement.

                THE LIMITED, INC.  SAVINGS AND RETIREMENT PLAN
                ----------------------------------------------

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
           ---------------------------------------------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1995
                     ------------------------------------

                                                          Limited        Fixed         Index-500   U.S. Growth   Wellington
                                              Total      Stock Fund    Income Fund       Fund         Fund          Fund
                                           ------------  ------------  ------------  ------------  ------------  ------------
Investment Income:
 Increase (Decrease) in Net
  Unrealized Appreciation                  $  3,582,066  $ (9,559,767) $     -       $  7,535,683  $  5,484,368  $    121,782
 Realized Gain on Sale of Securities          7,412,552     5,426,833        -          1,096,390       877,023        12,306
 Interest                                     4,771,693        10,190     4,752,866         4,761         3,726           150
 Dividends                                    1,632,728     1,632,728        -             -             -             -
 Mutual Funds' Earnings                       2,054,249        -             -            832,487     1,151,646        70,116
                                           ------------  ------------  ------------  ------------  ------------  ------------
  Total Investment Income (Loss)             19,453,288    (2,490,016)    4,752,866     9,469,321     7,516,763       204,354
                                           ------------  ------------  ------------  ------------  ------------  ------------
Contributions:
 Employers                                   29,943,002     4,142,615    13,472,869     6,246,002     4,928,087     1,153,429
 Participants                                13,909,162     2,380,938     4,899,509     3,466,763     2,694,626       467,326
                                           ------------  ------------  ------------  ------------  ------------  ------------
  Total Contributions                        43,852,164     6,523,553    18,372,378     9,712,765     7,622,713     1,620,755
                                           ------------  ------------  ------------  ------------  ------------  ------------
Interfund Transfers                              -           (775,658)   (1,604,380)      (28,051)      378,900     2,029,189
                                           ------------  ------------  ------------  ------------  ------------  ------------
Administrative Expense                       (1,017,651)     (384,338)     (357,753)     (153,254)     (117,880)       (4,426)
                                           ------------  ------------  ------------  ------------  ------------  ------------
Benefits to Participants                    (24,679,806)   (7,721,019)   (9,758,147)   (3,959,696)   (3,188,820)      (52,124)
                                           ------------  ------------  ------------  ------------  ------------  ------------
Increase (Decrease) in Net Assets
 Available for Benefits                      37,607,995    (4,847,478)   11,404,964    15,041,085    12,211,676     3,797,748

Beginning Net Assets Available for
 Benefits                                   200,901,276    77,409,924    77,121,997    26,273,419    20,095,936        -
                                           ------------  ------------  ------------  ------------  ------------  ------------
Ending Net Assets Available for Benefits   $238,509,271  $ 72,562,446  $ 88,526,961  $ 41,314,504  $ 32,307,612  $  3,797,748
                                           ============  ============  ============  ============  ============  ============

   The accompanying notes are an integral part of this financial statement.

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                 ---------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------



(1)  DESCRIPTION OF THE PLAN
     -----------------------

    General
    -------

    The Limited, Inc. Savings and Retirement Plan (the "Plan") is a defined contribution plan covering certain employees of The Limited, Inc. and its affiliates (the "Employers") who are at least 21 years of age and have completed 1,000 or more hours of service during their first consecutive twelve months of employment or any calendar year beginning in or after their first consecutive twelve months of employment. Certain employees of the Employers, who are covered by a collective bargaining agreement, are not eligible to participate in the Plan. At December 31, 1997, there were 31,412 participants in the Plan.

    Effective January 1, 1997, the Plan allows for the associates of Galyans
          Trading Company, Inc. who have met the eligibility requirements of the Plan to participate in the Plan for purposes of electing voluntary tax-deferred contributions only and will not be eligible to receive allocations of Employers' contributions as noted below.

    Effective October 1, 1997, the Plan's enrollment dates were changed from quarterly to monthly.

    On January 31, 1996, The Limited, Inc. sold 60% of its interest in World
          Financial Network National Bank and transferred the assets and liabilities allocated to the employees of World Financial Network National Bank and its affiliates to the World Financial Network National Bank Savings and Retirement Plan.

    The following description of the Plan provides only general information.
          Participants should refer to the Plan document for a more complete description of the Plan's provisions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended.

    Contributions
    -------------

    Employer Contributions:

    The Employers may provide a non-service related retirement contribution of 4% of annual compensation up to the Social Security wage base and 7% of annual compensation after that and a service related retirement contribution of 1% of annual compensation for participants who have completed five or more years of vesting service as of the last day of the Plan year. Participants who complete 500 hours of service during the Plan year and are participants on the last day of the Plan year are eligible. The annual compensation of each participant taken into account under the Plan is limited to the maximum amount permitted under Section 401(a)(17) of the Internal Revenue Code. The annual compensation limit for the Plan year ended December 31, 1997, was $160,000.

    The Employers may provide a matching contribution of 100% of the participant's voluntary contributions up to 3% of the participant's total annual compensation.

    Participant Voluntary Contributions:

    A participant may elect to make a voluntary tax-deferred contribution of 1% to 6% of his or her annual compensation up to the maximum permitted under Section 402(g) of the Internal Revenue Code adjusted annually ($9,500 at December 31, 1997). This voluntary tax-deferred contribution may be limited by Section 401(k) of the Internal Revenue Code.

  Vesting
  -------

  A participant is fully and immediately vested for voluntary and rollover contributions and is credited with a year of vesting service in the Employers' contributions for each Plan year that they are credited with at least 500 hours of service. A summary of vesting percentages in the Employers' contributions follows:



          Years of Vested Service     Percentage
          --------------------------  -----------
             Less than 3 years             0%
             3 years                      20
             4 years                      40
             5 years                      60
             6 years                      80
             7 years                     100


    Payment Of Benefits
    -------------------

    The full value of participants' accounts becomes payable upon retirement, disability, or death. Upon termination of employment for any other reason participants' accounts, to the extent vested, become payable. Those participants with vested account balances greater than $5,000 ($3,500 prior to January 1, 1997) have the option of leaving their accounts invested in the Plan until age 65. All benefits will be paid as a lump-sum distribution. Those participants holding shares of Employer Securities will have the option of receiving such amounts in whole shares of Employer Securities and cash for any fractional shares. Participants have the option of having their benefit paid directly to an eligible retirement plan specified by the participant.

    A participant who is fully vested in his or her account and who has participated in the Plan for at least seven years may obtain an in-service withdrawal from their account based on the percentage amounts designated by the Plan. A participant may also request a hardship distribution due to an immediate and heavy financial need based on the terms of the Plan.

    Amounts Allocated to Participants Withdrawn from the Plan
    ---------------------------------------------------------

    The vested portion of net assets available for benefits allocated to participants withdrawn from the plan as of December 31, 1997 and 1996, is set forth below:

                                         1997        1996
                                      ----------  ----------
        Limited Stock Fund            $  377,704  $  914,636
        Fixed Income Fund                645,142   1,171,143
        Index-500 Fund                   489,489     371,539
        U.S. Growth Fund                 409,316     338,708
        Wellington Fund                  128,102      77,814
        Intimate Brands Stock Fund        12,002         165
                                      ----------  ----------
                                      $2,061,755  $2,874,005
                                      ==========  ==========

    Forfeitures
    -----------

    Forfeitures are used to reduce the Employers' required contributions.
        Utilized forfeitures for 1997, 1996 and 1995, are set forth below:


                                        1997        1996        1995
                                     ----------  ----------  ----------
        Limited Stock Fund            $  345,937  $  309,429  $  268,411
        Fixed Income Fund              2,715,821   3,178,025   1,691,327
        Index-500 Fund                 1,240,275     743,916     352,056
        U.S. Growth Fund               1,028,955     692,299     295,948
        Wellington Fund                  269,006      36,468           -
        Intimate Brands Stock Fund         9,983           -           -
                                      ----------  ----------  ----------
                                      $5,609,977  $4,960,137  $2,607,742
                                      ==========  ==========  ==========


    Expenses
    --------

    Brokerage fees, transfer taxes, and other expenses incurred in connection with the investment of the Plan's assets will be added to the cost of such investments or deducted from the proceeds thereof, as the case may be. Administrative expenses of the Plan will be paid from the Plan from earnings not allocated to participants' accounts. The remainder will be paid by the Employers, unless the Employers elect to pay more or all of such costs.


    Tax Determination
    -----------------

    The Plan obtained its latest determination letter on January 30, 1995, in which the Internal Revenue Service stated that the Plan, as amended and restated January 1, 1992 was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, the following Federal income tax rules will apply to the Plan:

               Voluntary tax-deferred contributions made under the Plan by a participant and contributions made by the Employers to participant accounts are generally not taxable until such amounts are distributed.

               The participants are not subject to Federal income tax on interest, dividends, or gains in their particular accounts until distributed.

    The foregoing is only a brief summary of certain tax implications and applies only to Federal tax regulations currently in effect.


(2) SUMMARY OF ACCOUNTING POLICIES
    ------------------------------

    The Plan's financial statements are prepared on the accrual basis of accounting. Assets of the Plan are valued at fair value. If available, quoted market prices are used to value investments. The amounts for investments that have no quoted market price are shown at their estimated fair value, which is determined based on yields equivalent for such securities or for securities of comparable maturity, quality, and type as obtained from market makers.

    Purchases and sales of securities are recorded on a trade-date basis.
        Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

    Realized gains or losses on the distribution or sale of securities represent the difference between the average cost of such securities held and the fair value on the date of distribution or sale.

    Reclassification of Prior Year Information
    ------------------------------------------

    Certain prior year information has been reclassified to conform with current year presentation.

    Estimates
    ---------

    The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

(3) INVESTMENTS
    -----------

    Net unrealized appreciation, equal to the difference between cost and fair value of all investments held at the applicable valuation dates, is recognized in determining the value of each fund. The unrealized appreciation (depreciation) as of December 31, 1997, 1996 and 1995 is set forth below:


                                        1997          1996         1995
                                     -----------  ------------  -----------
        Limited Stock Fund            $38,305,152  $26,715,998   $33,181,138
        Fixed Income Fund                  -            -             -
        Index-500 Fund                 26,463,032   14,187,057     8,565,992
        U.S. Growth Fund               16,622,199    9,546,458     6,117,907
        Wellington Fund                 1,699,874      466,778       121,782
        Intimate Brands Stock Fund        485,508      (60,633)       -
                                      -----------  -----------   -----------
                                      $83,575,765  $50,855,658   $47,986,819
                                      ===========  ===========   ===========


    The following is a summary of the net gain (loss) on securities sold or distributed during the periods ended December 31, 1997, 1996 and 1995:

                                                                     Realized
                                          Proceeds       Cost      Gain (Loss)
                                         -----------  -----------  ------------
        Period Ended December 31, 1997
           Limited Stock Fund             $18,999,960  $10,137,584  $ 8,862,376
           Fixed Income Fund               26,199,812   26,199,812        -
           Index-500 Fund                  15,205,435   10,069,636    5,135,799
           U.S. Growth Fund                12,450,768    9,069,188    3,381,580
           Wellington Fund                  3,458,363    3,059,773      398,590
           Intimate Brands Stock Fund         792,401      702,772       89,629
                                          -----------  -----------  -----------
                                          $77,106,739  $59,238,765  $17,867,974
                                          ===========  ===========  ===========

        Period Ended December 31, 1996
           Limited Stock Fund             $24,864,301  $12,521,218  $12,343,083
           Fixed Income Fund               31,802,226   31,802,226        -
           Index-500 Fund                  11,800,336    9,067,346    2,732,990
           U.S. Growth Fund                 8,582,452    6,581,129    2,001,323
           Wellington Fund                  1,842,744    1,752,579       90,165
           Intimate Brands Stock Fund          11,229       12,651       (1,422)
                                          -----------  -----------  -----------
                                          $78,903,288  $61,737,149  $17,166,139
                                          ===========  ===========  ===========

        Period Ended December 31, 1995
           Limited Stock Fund             $ 9,577,761  $ 4,150,928  $ 5,426,833
           Fixed Income Fund               21,155,451   21,155,451        -
           Index-500 Fund                   6,616,037    5,519,647    1,096,390
           U.S. Growth Fund                 4,986,144    4,109,121      877,023
           Wellington Fund                    266,558      254,252       12,306
                                          -----------  -----------  -----------
                                          $42,601,951  $35,189,399  $ 7,412,552
                                          ===========  ===========  ===========


    Contributions under the Plan are invested in one of six investment funds:
        (1) The Limited Stock Fund, consisting of common stock of The Limited, Inc., a Delaware corporation (the "Issuer") and parent company of the Employers, (2) the Fixed Income Fund, which is invested in the Vanguard Investment Contract Trust, and prior to January 1996, was also invested in other guaranteed investment contracts issued by insurance companies,
        (3) the Index-500 Fund, which is invested in the Vanguard Index - 500 Portfolio, (4) the U.S. Growth Fund, which is invested in the Vanguard U.S. Growth Portfolio, (5) the Wellington Fund, which is invested in the Vanguard Wellington Fund, and (6) the Intimate Brands Stock Fund, consisting of common stock of Intimate Brands, Inc., a Delaware corpora-tion and an eighty-three percent owned subsidiary of The Limited, Inc. Prior to July 1, 1995 the Wellington Fund was not an investment option and prior to October 1, 1996 the Intimate Brands Stock Fund was not an investment option.

    Participants' voluntary and Employers' contributions may be invested in any one or more of the funds, at the election of the participant. There are 5,216 participants in the Limited Stock Fund, 19,220 in the Fixed Income Fund, 10,330 in the Index-500 Fund, 8,625 in the U.S. Growth Fund, 5,854 in the Wellington Fund, and 1,602 in the Intimate Brands Stock Fund at December 31, 1997.

    Participants may make or change an investment direction as of the first day of any month of the Plan year.

(4) PLAN ADMINISTRATION
    -------------------

    The Plan is administered by a Committee, the members of which are appointed by the Board of Directors of the Employers.

(5) PLAN TERMINATION
    ----------------

    Although the Employers have not expressed any intent to do so, the Employers have the right under the Plan to discontinue their contributions at any time. The Limited, Inc. has the right at any time, by action of its Board of Directors, to terminate the Plan subject to provisions of ERISA. Upon Plan termination or partial termination, participants will become fully vested in their accounts.